UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2017

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2017, U.S. Bancorp filed a Certificate of Elimination with the Secretary of State of the State of Delaware which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Company’s Series G Non-Cumulative Perpetual Preferred Stock (the “Series G Preferred Stock”). No shares of the Series G Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination. A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

On April 19, 2017, U.S. Bancorp filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the elimination of the Series G Preferred Stock and to otherwise restate and integrate the Restated Certificate of Incorporation of U.S. Bancorp as previously restated, amended and supplemented. The Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

U.S. Bancorp (the “Company”) held its 2017 annual meeting of shareholders on Tuesday, April 18, 2017. Shareholders considered five proposals at the meeting, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 7, 2017 (the “Proxy Statement”). The final voting results are reported below.

Proposal I: Election of fifteen directors to serve for a one-year term until the 2018 annual meeting of shareholders.

The Company’s shareholders elected each of the fifteen nominees for director, and the voting results are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Douglas M. Baker, Jr.	1,131,975,440	153,698,123	3,792,021	210,914,729
Warner L. Baxter	1,277,072,857	8,719,374	3,673,353	210,914,729
Marc N. Casper	1,278,076,639	7,707,585	3,681,360	210,914,729
Andrew Cecere	1,280,720,150	5,728,859	3,016,575	210,914,729
Arthur D. Collins, Jr.	1,245,955,740	40,122,494	3,387,350	210,914,729
Richard K. Davis	1,258,012,384	28,402,102	3,051,098	210,914,729
Kimberly J. Harris	1,282,096,476	3,954,452	3,414,656	210,914,729
Roland A. Hernandez	1,244,456,273	40,777,327	4,231,984	210,914,729
Doreen Woo Ho	1,281,140,285	4,915,304	3,409,995	210,914,729
Olivia F. Kirtley	1,267,635,285	18,666,231	3,164,068	210,914,729
Karen S. Lynch	1,277,296,237	8,929,186	3,240,161	210,914,729
David B. O’Maley	1,245,416,945	40,440,193	3,608,446	210,914,729
O’dell M. Owens, M.D., MPH	1,246,488,821	39,587,271	3,389,492	210,914,729
Craig D. Schnuck	1,264,933,013	20,690,223	3,842,348	210,914,729
Scott W. Wine	1,123,273,312	162,137,757	4,054,515	210,914,729

Proposal II: Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the 2017 fiscal year.

The Company’s shareholders ratified the selection of Ernst & Young LLP, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
1,464,102,206	33,247,082	3,031,025	—

Proposal III: Advisory vote to approve the compensation of the Company’s executive officers as disclosed in the Proxy Statement.

The Company’s shareholders gave advisory approval of the compensation of the Company’s executive officers as disclosed in the Proxy Statement, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
962,961,271	315,694,832	10,809,481	210,914,729

Proposal IV: Advisory vote on the frequency of future advisory votes on executive compensation.

Holders of a majority of the Company’s shares voted at the meeting expressed a preference to hold the advisory vote on executive compensation on an annual basis, and the voting results are set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,168,454,155	5,745,002	109,804,235	5,462,192	210,914,729

After considering these results, the Company’s Board of Directors adopted a policy to hold an annual advisory vote on the Company’s executive compensation program.

Proposal V: Shareholder proposal seeking the adoption of a policy requiring that the Chairman of the Board be an independent director.

The Company’s shareholders did not approve the shareholder proposal, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
406,967,426	870,578,562	11,919,596	210,914,729

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Elimination of Series G Non-Cumulative Perpetual Preferred Stock.

3.2	Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Executive Vice President and General Counsel

Date: April 20, 2017

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